UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 3, 2007

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On August 3, 2007, Arthur J. Gallagher & Co. (Gallagher) entered into a Note Purchase Agreement (the Purchase Agreement) with certain accredited institutional investors (collectively, the Purchasers), pursuant to which Gallagher issued and sold to the Purchasers $100 million aggregate principal amount of Gallagher’s 6.26% Senior Notes, Series A, due August 3, 2014 (the Series A Notes) and $300 million aggregate principal amount of Gallagher’s 6.44% Senior Notes, Series B, due August 3, 2017 (the Series B Notes and, together with the Series A Notes, the Notes) in a private placement.

Under the terms of the Purchase Agreement, the Notes are redeemable by Gallagher at any time, in whole or in part, at 100% of the principal amount of such Note being redeemed, together with accrued and unpaid interest and a “make-whole amount” (as defined in the Purchase Agreement) with respect to each Note.

The Purchase Agreement contains customary provisions for transactions of this type, including representations and warranties regarding Gallagher and its subsidiaries and various covenants, including covenants that require Gallagher to maintain specified financial ratios. The Purchase Agreement provides for customary events of default, generally with corresponding grace periods, including, without limitation, payment defaults with respect to the Notes, covenant defaults, cross-defaults to other agreements evidencing indebtedness of Gallagher or its subsidiaries, certain judgments against Gallagher or its subsidiaries and events of bankruptcy involving Gallagher or its material subsidiaries.

The Notes are senior unsecured obligations of Gallagher and rank equal in right of payment with all other senior unsecured indebtedness of Gallagher and are unconditionally guaranteed by several of Gallagher’s wholly-owned domestic subsidiaries.

The terms of the Notes were established pursuant to the Purchase Agreement, a copy of which is filed herewith as Exhibit 4.1. A copy of the form of each series of the Notes is filed herewith as Exhibit 4.2. Additional information pertaining to the Notes is contained in Item 2.03 of this report and is incorporated into this Item 1.01 by reference.

The Notes have not been registered under the Securities Act of 1933, as amended (the Securities Act). Gallagher offered and sold the Notes to the Purchasers pursuant to an exemption from registration provided by Section 4(2) of the Securities Act in reliance in part on representations made by the Purchasers in the Purchase Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 3, 2007, Gallagher issued $100 million aggregate principal amount of the Series A Notes and $300 million aggregate principal amount of the Series B Notes pursuant to the terms of the Purchase Agreement (described in Item 1.01 of this report).

The significant terms of the Notes are as follows:

Maturity -	Series A Notes: August 3, 2014.
Series B Notes: August 3, 2017.

Interest - The Series A Notes will bear interest at a rate of 6.26% per year. Interest on the Series A Notes is payable semi-annually in arrears on February 3 and August 3 of each year, beginning on February 3, 2008. The Series B Notes will bear interest at a rate of 6.44% per year. Interest on the Series A Notes is payable semi-annually in arrears on February 3 and August 3 of each year, beginning on February 3, 2008.

Ranking - The Notes are senior unsecured obligations of Gallagher and rank equal in right of payment with all other senior unsecured indebtedness of Gallagher.

Guaranty - The Notes are unconditionally guaranteed by several of Gallagher’s wholly-owned domestic subsidiaries.

Redemption by Gallagher - The Notes are redeemable by Gallagher at any time, in whole or in part, at 100% of the principal amount of such Note being redeemed, together with interest thereon and a “make-whole amount” (as defined in the Purchase Agreement) with respect to each Note.

Repurchase of the Notes at the Option of Holders upon Change in Control - If within 90 days after a “change in control” Gallagher (or its successor) does not have an “investment grade rating”, Gallagher is obligated to offer to prepay all of the outstanding Notes at the principal amount thereof plus accrued interest (but without any “make-whole amount”) (as each term is defined in the Note Purchase Agreement).

The information contained in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

The description of each of the Purchase Agreement and Notes in this report is a summary and is qualified in its entirety by reference to Exhibits 4.1 and 4.2.

Item 9.01.	Financial Statements and Exhibits

Exhibit Index

4.1	Note Purchase Agreement, dated as of August 3, 2007, among Gallagher and the Purchasers.

4.2	Form of Series A Note due 2014 and Form of Series B Note due 2017 (included as Exhibits 1-A and 1-B to Exhibit 4.1 of this Form 8-K).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: August 3, 2007	/s/ Douglas K. Howell
Douglas K. Howell
Vice President and Chief Financial Officer
(principal financial officer and duly authorized officer)

Arthur J. Gallagher & Co.

Current Report On Form 8-K

Exhibit Index

Exhibit No.	Description
4.1	Note Purchase Agreement, dated as of August 3, 2007, among Gallagher and the Purchasers.

4.2	Form of Series A Note due 2014 and Form of Series B Note due 2017 (included as Exhibits 1-A and 1-B to Exhibit 4.1 of this Form 8-K).